      As filed with the Securities and Exchange Commission on July 17, 2012
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Pladeo Corp.
                 (Name of small business issuer in its charter)

             Nevada                             7371                         EIN 98-1039235
(State or Other Jurisdiction of      (Primary Standard Industrial            (IRS Employer
 Incorporation or Organization)         Classification Number)           Identification Number)

                           Circuito Porta Vicenza 3108
                              Fracc. Porta Fontana
                                  Leon, Mexico
                                      37134
                               +52 1 477 266 0071
                              pladeo.corp@gmail.com
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Business Filings Incorporation
                  8040 Excelsior Dr. Suite 200 Medicon WI 53717
                               Tel: 1-800-981-7183
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Carrillo Huettel, LLP
                          3033 Fifth Avenue, Suite 400
                               San Diego, CA 92103
                           Tel. (619) 546-6154 Direct
                            Tel. (619) 546-6100 Main
                             Fax. (619) 546-6060 Fax
                 (Name of small business issuer in its charter)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
======================================================================================================

   Title of Each                              Proposed Maximum     Proposed Maximum
Class of Securities    Amount of Shares to     Offering Price        Aggregate           Amount of
 To be Registered         be Registered         Per Share(1)       Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------
  Common Stock              10,000,000             $0.01              $100,000            $11.46
======================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY
DETERMINE.
================================================================================
                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE
SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  PLADEO CORP.

                        10,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Pladeo Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $ 0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Lisbeth Guerrero, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mrs. Guerrero will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of
1934.

                     Offering Price                          Proceeds to Company
                       Per Share          Commissions          Before Expenses
                       ---------          -----------          ---------------
Common Stock             $0.01          Not Applicable            $100,000
Total                    $0.01          Not Applicable            $100,000

Pladeo Corp. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Pladeo
Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE
CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry
Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S.
SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE.
THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT
SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE
IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED ___________, 2012
                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                           7
USE OF PROCEEDS                                                                7
DETERMINATION OF OFFERING PRICE                                                8
DILUTION                                                                       8
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                     8
DESCRIPTION OF BUSINESS                                                       12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                   14
EXECUTIVE COMPENSATION                                                        15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                16
PLAN OF DISTRIBUTION                                                          16
DESCRIPTION OF SECURITIES                                                     18
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION  FOR SECURITIES ACT
 LIABILITIES                                                                  18
LEGAL MATTERS                                                                 18
INTERESTS OF NAMED EXPERTS AND COUNSEL                                        19
EXPERTS                                                                       19
AVAILABLE INFORMATION                                                         19
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         19
INDEX TO THE FINANCIAL STATEMENTS                                             20

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY
INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD
NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO
SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS
UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE
COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US,"
"OUR," AND "PLADEO CORP." REFERS TO PLADEO CORP. THE FOLLOWING SUMMARY IS NOT
COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO
YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION
TO PURCHASE OUR COMMON STOCK.

                                  PLADEO CORP.

We are a development stage company in the business of developing online chat system over the Internet that offers a real-time direct transmission of messages. Our System is a small web-based application that can be installed and executed within a web page by an end user. We will offer this system to everybody to use free off charge. To generate revenue we will include some fee based services.

Being a development stage company, we have no revenues and have limited operating history. Pladeo Corp. was incorporated in Nevada on Feb 16, 2012. To date we have prepared a business plan, registered a website domain
(http://pladeo.com), and executed an Agreement with "Mex.tl" under which, Pladeo
Corp will develop and provide chat system to Mex.tl and in exchange we will integrate our chat system in their website and will be able to advertise via this chat system. Our principal executive office is located at Circuito Porta
Vicenza 3108, Fracc. Porta Fontana, Leon, Mexico, 37134. Our phone number is +52
1 477 266 0071.

THE OFFERING

The Issuer:                   PLADEO CORP.

Securities Being Offered:     10,000,000 shares of common stock

Price Per Share:              $0.01

Duration of the Offering:     The offering shall terminate on the earlier of:
                              (i) the date when the sale of all 10,000,000
                              common shares is completed; (ii) one year from the
                              date of this prospectus; or (iii) prior to one
                              year at the sole determination of the board of
                              directors..

Net Proceeds                  $100,000

Securities Issued and
 Outstanding:                 There are 8,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus,
                              held solely by our President, Secretary, Lisbeth
                              Guerrero

Registration Costs            We estimate our total offering registration costs
                              to be approximately $10,000

Risk Factors                  See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors
                              you should consider before deciding to invest in
                              shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from February 16, 2012 to April 30, 2012.

FINANCIAL SUMMARY

                                                           April 30, 2012 ($)
                                                           ------------------
        Cash and Deposits                                        8,055
        Total Assets                                             8,055
        Total Liabilities                                          100
        Total Stockholder's Equity                               7,955

STATEMENT OF OPERATIONS

                                                            Accumulated From
                                                          February 16, 2012 to
                                                           April 30, 2012 ($)
                                                           ------------------
        Total Expenses                                              45
        Net Loss for the Period                                    (45)
        Net Loss per Share                                           0

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR
BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on Feb 16, 2012 and to date have been involved primarily in organizational activities. We have not yet commenced business operations.
Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus.
Potential investors should be aware of the difficulties normally encountered by new transportations companies and the high rate of failure of such enterprises.
The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We estimate "significant losses" to be up to $100,000 which is our maximum offering. Our losses could be higher after the first twelve month period. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR
BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of operating a chauffeuring and transportation services business. We will need the funds from this offering to commence activities listed in our business plan. As of April 30, 2012, we had cash in the amount of $8,055 and liabilities of $100. We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS
DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT,
THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $45 for the period from our inception on February
16, 2012 to April 30, 2012, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Thomas J
Harris, CPA , our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Global Lanes Inc. is suitable.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION IF OUR FUTURE CLIENTS ARE NOT
SATISFIED WITH OUR SERVICES. IN THIS CASE, IT IS UNLIKELY THAT WE WILL BE ABLE
TO OBTAIN FUTURE ENGAGEMENTS. IF WE ARE UNABLE TO OBTAIN ENGAGEMENTS, INVESTORS
ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

As an embeddable chat system/social network company, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract and customers. As a result, if a customer is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY
WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase ours services. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell any of our services at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE
WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS,
CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same services at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE
FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR
OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

BECAUSE OUR CURRENT PRESIDENT AND EXECUTIVE OFFICER DEVOTE LIMITED AMOUNT OF
TIME TO THE COMPANY, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT
AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Lisbeth Guerrero, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of
Mrs. Guerrero to our company could negatively impact our business development.

OUR EXECUTIVE OFFICERS AND DIRECTOR DO NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING
A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our executive officers and director do not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive's officers' and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE
OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE
COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and
Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the
Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.
For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL
ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY
SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing

service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.
Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Global Lines Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.
WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT
FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $10,000 cost of this registration statement to be paid from existing cash on hand. If necessary,
Lisbeth Guerrero, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the
OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect",
"future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 70% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                                 $25,000      $50,000      $75,000      $100,000
                                 -------      -------      -------      --------
Legal and professional fees      $10,000      $10,000      $10,000      $10,000
Establish office                 $ 1,250      $ 4,000      $ 6,000      $ 9,000
Developing website               $ 1,250      $ 4,000      $ 6,000      $ 9,000
Salaries                         $ 3,000      $11,000      $16,000      $23,000
Advertising                      $ 4,000      $11,000      $18,000      $24,000
Developing/Testing system        $ 5,500      $12,000      $19,000      $25,000

The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

If necessary, Lisbeth Guerrero, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on Feb 16, 2012. Lisbeth Guerrero, our sole officer and director, paid $0.001 per share for the 8,000,000 common shares

Assuming completion of the offering, there will be up to 18,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                  $100,000     $75,000      $50,000     $25,000
-------------                  --------     -------      -------     -------
Offering price                  $0.01        $0.01        $0.01        $0.01
Net tangible book
 value per common
 share before offering          $0.001       $0.001       $0.001       $ .001
Increase per common
 share attributable to
 investors                      $0.0050      $0.0044      $0.0035      $0.0021
Pro forma net tangible
 book value per common
 share after  offering          $0.0060      $0.0054      $0.0045      $0.0031
Dilution to investors           $0.0040      $0.0046      $0.0055      $0.0069
Dilution as a
 percentage of
 offering price                      40%          46%          55%          69%

Based on 8,000,000 common shares outstanding as of April 30, 2012 and total stockholder's equity of $7,955 utilizing audited April 30, 2012 financial statements. Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.01 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes

forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

PLAN OF OPERATION

To meet our need for cash we are attempting to raise money from this offering.
We believe that we will be able to raise enough money through this offering to run our operations but we cannot guarantee this. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We are planning to develop an online chat system and offer this system to everybody to use free off charge. To generate revenue we will include some fee based services. We want to make such system available for any website on the web, not only for mex.tl users. Following the effectiveness of this registration statement we will concentrate our effort on raising funds. In addition, we will also proceed with our business plan below based on the availability of funds.
The milestones of our business plan are outlined below. Times are approximate and are based on funds availability.

Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations, assuming we raise $25,000 is as follows:

ESTABLISHING THE OFFICE
Time frame -1st month
Estimated Cost: $1,250: notebook - $650, furniture - $600

DEVELOP OUR WEBSITE
Time frame -2nd-4th month
Estimated Cost: $1,250
Hire an independent contractor to develop our website. Cost of web site developing $1100. Twelve month hosting with registration of our domain costs
$150. Our web domain name is www.pladeo.com.

HIRING/DEVELOPING/TESTING CHAT SYSTEM
Time frame -5th - 8th month
Estimated Cost: $8,500: Hiring - $3,000, Developing - $3,500, Testing - $2,000

ONLINE ADVERTISING
Time frame - 9th-12th month
Estimated Cost: $4,000
a) Online Advertising: Google AdSense $1,500, Link Exchange - $1000, Facebook
-$500 b) Hire an independent contractor for online marketing ($500 monthly)

Total: $15,000

To implement our plan of operations ($15,000) and pay ongoing legal fees associated with this offering ($10,000), the total expendire is: $25,000 for the next twelve months (assuming we raise $25,000). After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange
Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS

FROM INCEPTION ON FEBRUARY 16, 2012 TO APRIL 30, 2012

During the period we incorporated the company, prepared a business plan, registered a website domain (http://pladeo.com), and executed an Agreement with
"Mex.tl" under which, Pladeo Corp will develop and provide chat system to Mex.tl and in exchange we will integrate our chat system in their website and will be able to advertise.

We have accrued net losses of $45 for the period from our inception on February
16, 2012 to April 30, 2012, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. We have generated no revenue since inception due to the fact that we are a development stage company and have not yet sold any advertising or any of our fee based services.

Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director for net proceeds of $8,000.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2012, we had cash in the amount of $8,055 and liabilities of
$100. We currently do not have any operations and we have no income.

Since inception, we have sold 8,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per
Since inception, we have sold 8,000,000

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.
The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and

                                       10
implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Should the Company fail to sell less than all its shares under this offering the
Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR
UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under
the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.
A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

                                       11
PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

We are in the business of developing online chat system over the Internet that offers a real-time direct transmission of messages. Our System is a widget/embeddable code, which is a small application that can be installed and executed within a web page by an end user. We will offer this system to everybody to use free off charge. To generate revenue we will include some fee based services. Many sites allow people to create their own websites in a fast and easy way, without any prior coding or programming experience. We have established a business relationship with creators of www.mex.tl website, which is involved in providing domain registration, webhosting and website development services in Mexico. Mex.tl became interested in our idea of creating a social chat between users of the system. They have a feedback system for their users.
After they questioned their users regarding a chat system that can be easily implemented in their websites - they got a high approval rating of the idea.
Clients who create websites through mex.tl want their visitors to be able to chat on their websites. We plan to provide such system for mex.tl. and for users of other websites on the web by making this chat system an embeddable application/widget. "Embeddable" means that anyone can copy the code to their website, and the chat will work on their website.
From analyzing what is available on the web we found a few chat systems. They can be divided into 2 groups:
1) Chats that are offered as paid software. These systems usually charge their clients monthly and offer different plans depending on features and number of connections. These chats are typical for dating systems, live customer support, etc. 2) Chats that are either paid or free and are offered as a widget/embeddable code. These systems usually are simpler to use and available to everyone. This is the type of system we will be implementing.

TECHNOLOGY

Most other chat systems are based on browser plug-ins that may not be available on all platforms (for example, flash is not available on i Phone), or have stability issues (Apple CEO says new tablet computer doesn't support Flash because Adobe's Web graphics program is unstable and bug prone. ) We believe browser plug-ins are also reaching their end of life (Flash is discontinued on mobile devices, Microsoft Silver-light is rumored to be discontinued after version 5) and so will most likely not be continued in development. Since HTML is a web standard, development will continue indefinitely. Other chat systems that do use HTML, either use outdated technologies or have limited in functionality. Our chat is based on standardized HTML and JavaScript, and so will work on every browser and every device.

COMPETITION.

Our competitors offer mostly different chat systems. These particular systems are very popular and have its advantages and disadvantages. Advantages are: easy to use, easy to customize, has large user base, many sites already use them.
Disadvantages: flash-based (old technology, slow and not useful for all mobile platforms), old design, no video chat, small box (can not re-size it to your preferable size). We feel that development stopped years ago, and they are not upgrading/updating their code. Design of the web page also can be improved, so we are introducing our chat system that we believe will have more advantages and less disadvantages.

Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations

                                       12
MARKETING

We believe, that like other social networks, this system will grow by itself.
Online advertising will be done via: Google AdSense, websites, Facebook, and
LinkedIn.

EARNING PROFIT

As we reach a large user base we will include advertising into the chats. This approach will work well on mex.tl. Just by including this system to mex.tl we hope to obtain hundreds of thousands of users. Currently, their client data base contains approximately 300,000 users. Further, the system should promote itself, as all the websites that will use our chat system will advertise it on their websites. We will include "Add this chat to your website" button on every website. At first stage we will focus on getting more users. Once we reach over a few millions of users we will offer paid services.

PAID SERVICES

Pladeo is a social system, which means it relies not on one-time clients (like shopping sites) but on permanent members/users that come to use our services regularly. There are several methods that we will use to make money from users:

1)   Contextual Advertising
2)   Payments for Removal of Advertising
3)   Payments for Upgrades
4)   Business Services
5)   Side Applications, such as online games
6)   Mobile Apps

1) Contextual Advertising is a type of advertising that targets the users depending on the subject of their chat/page/discussion. Such advertising has proven to be very efficient by Google AdWords Program. For example if the chat is about music, advertising should target music related services, if it is about legal issues, advertising should offer legal services, etc. Pladeo will develop its own advertising platform, as well as may use such programs as Google
AdSense.

2) Many users would not like to have advertising on their chats. We will allow the users to remove advertising from their chats for an annual fee. This concept works well with many free hosting systems.

3) We will have different packages: free and paid. Paid packages that offer advanced features, such as video chats, while label branding, enhanced templates, etc. Users will be charged a monthly fee for advanced packages.

4) We will offer special packages for businesses. For example if a dating website will want a customizable chat system for their website, we will provide
it.

5) Many social systems, such as Facebook, make money from online games that are accessible through their website. We will offer such services as well.

6) We will offer paid free and paid mobile applications offered for iOS and
Android platforms.

AGREEMENT

We have executed an agreement with Infospace S. De R.L. De C.V under which,
Pladeo Corp will develop and provide chat system to Infospace and in exchange for being allowed to advertise on their website. This agreement is filed as an exhibit to this registration statement.

                                       13
OFFICE

Our business office is located at Circuito Porta Vicenza 3108, Fracc. Porta
Fontana, Leon, Mexico, 37134.

GOVERNMENT REGULATIONS

We do not believe that government regulations will have a significant impact on the way we do business.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of April 30, 2012, the names, positions and ages of our current executive officers and directors.

Name and Address of Executive
  Officers and/or  Director                 Age                 Position
  -------------------------                 ---                 --------
Lisbeth Guerrero,  Circuito Porta Vicenza    35    President, Executive Officer,
3108 , Fracc. Porta Fontana                        Treasurer, Secretary
Leon, Mexico, 37134

The following is a brief description of the business experience of our executive officers, director and significant employees:

For last five years Lisbeth Guerrero has been working as manager for Salimus
Corp - web developing company based in Mexico. She obtained an International
Business Degree from University of Leon.

Lisbeth Guerrero has acted as our President, Secretary, Treasurer and sole
Director since our incorporation on Feb 16, 2012. Our president will be devoting approximately 50% of her business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product,
Lisbeth Guerrero has agreed to commit more time as required. Because Lisbeth
Guerrero will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the
Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Lisbeth Guerrero, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

                                       14
COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees other than our sole officer and director, Lisbeth Guerrero, who devotes approximately twenty hours per week to company matters. After receiving funding pursuant to our business plan Mrs. Guerrero intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on Feb 16, 2012 until April 30, 2012:

SUMMARY COMPENSATION TABLE

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------       ----     ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------

Lisbeth       February     -0-        -0-        -0-        -0-           -0-             -0-            -0-           -0-
Guerrero,     16, 2012
President,    April
Treasurer     30, 2012
and Secretary

There are no current employment agreements between the company and its officers.

Mrs. Guerrero currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of April 30, 2012:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------

Lisbeth Guerrero   -0-         -0-         -0-           -0-              -0-              -0-            -0-

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
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lisbeth Guerrero will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Since our incorporation, we issued a total of 8,000,000 shares of restricted common stock to Lisbeth Guerrero, our sole officer and director in consideration of $8,000.

Mrs. Guerrero will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mrs. Guerrero. Mrs. Guerrero will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mrs. Guerrero does not bear interest.
There is no written agreement evidencing the advancement of funds by Mrs.
Guerrero or the repayment of the funds to Mrs. Guerrero. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2012 by: (i) each person (including any group)known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.
Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                  Name and Address of       Amount and Nature of
Title of Class     Beneficial Owner         Beneficial Ownership      Percentage
--------------     ----------------         --------------------      ----------
Common Stock      Lisbeth Guerrero             8,000,000 shares           100%
                  Circuito Porta Vicenza       of common stock
                  3108, Fracc. Porta           (direct)
                  Fontana
                  Leon, Mexico, 37134

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option)
within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 30, 2012.
As of April 30, 2012, there were 8,000,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

Pladeo Corp. has 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of
10,000,000 shares of its common stock for sale at the price of $0.01 per share.
There is no arrangement to address the possible effect of the offering on the price of the stock.

Company Director. Mrs. Guerrero will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription agreement and return it to the Company Address: Circuito Porta Vicenza 3108,
Fracc. Porta Fontana, Leon, Mexico, 37134. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies

                                       16
from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company's selling efforts in the offering, Lisbeth
Guerrero will not register as a broker-dealer pursuant to Section 15 of the
Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule
3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mrs. Guerrero is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mrs. Guerrero will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mrs. Guerrero is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mrs. Guerrero will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mrs.
Guerrero will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act
Rule 3a4-1(a)(4)(i) or (iii).

PLADEO CORP. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin
Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the
Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Pladeo Corp. has complied.
In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration
Statement is effective.

                                       17
                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of April 20, 2012, there were 8,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or

                                       18
subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

                                     EXPERTS

Carrillo Huettel, LLP has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Thomas J Harris, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Thomas J
Harris, CPA, has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.
You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E.,
Washington, D.C. 20549. You can request copies of these Thomas J Harris, CPA documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC
Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of PLADEO CORP. for the period ended April 30, 2012, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                       19
                                  PLADEO CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                 APRIL 30, 2012

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheet as of April 30, 2012                                           F-2

Statement of Operations for the period from April 2, 2012
(Date of Inception) to April 30, 2012                                        F-3

Statement of Stockholders' Equity as of April 30, 2012                       F-4

Statement of Cash Flows for the period from April 2, 2012
(Date of Inception) to April 30, 2012                                        F-5

Notes to the Financial Statements                                            F-6

                                       20
                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pladeo Corp.

I have audited the  accompanying  balance sheets of Pladeo  Corp.(A  Development
Stage Company) as of April 30, 2012,  and the related  statements of operations, stockholders'  equity and cash flows for the period April 2,  2012(inception) to
April  30,  2012.  These  financial  statements  are the  responsibility  of the
Company's  management.  My  responsibility  is to  express  an  opinion on these financial statements based on my audit.

I conducted my audit in  accordance  with the  standards  of the Public  Company
Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects,  the financial  position of Pladeo Corp.(A  Development Stage
Company) as of April 30, 2012 and the results of its  operations  and cash flows for the period  then ended and April 2,  2012(inception),  to April 30,  2012 in conformity with generally accepted accounting principles in the United States of
America.

The accompanying  financial  statements have been prepared  assuming the Company will  continue as a going  concern.  As  discussed  in Note #7 to the  financial statements,  the Company has had no operations and has no established  source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management's plan in regard to these matters is also described in Note
#7 The  financial  statements do not include any  adjustments  that might result from the outcome of this uncertainty.

/s/ Thomas J. Harris
-------------------------------
Seattle, Washington
June 19, 2012

                                      F-1
                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                              AS OF APRIL 30, 2012

                                                                  April 30, 2012
                                                                  --------------

                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $ 8,055
                                                                      -------

Total Assets                                                          $ 8,055
                                                                      =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                  $   100
                                                                      -------

Total Liabilities                                                         100
                                                                      -------

Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares
   authorized, 8,000,000 shares issued and outstanding                  8,000
  Deficit accumulated during the development stage                        (45)
                                                                      -------

Total Stockholders' Equity                                              7,955
                                                                      -------

Total Liabilities and Stockholders' Equity                            $ 8,055
                                                                      =======

                 See accompanying notes to financial statements.

                                      F-2
                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
         FOR THE PERIOD FROM APRIL 2, 2012 (INCEPTION) TO APRIL 30, 2012

                                                             For the period from
                                                                April 2, 2012
                                                               (Inception) to
                                                                April 30, 2012
                                                                --------------

REVENUES                                                          $        0
                                                                  ----------
OPERATING EXPENSES
  Professional fees                                                        0
  Bank fees                                                               45
  General and administrative expenses                                      0
                                                                  ----------
TOTAL OPERATING EXPENSES                                                  45
                                                                  ----------

NET LOSS FROM OPERATIONS                                                 (45)

PROVISION FOR INCOME TAXES                                                 0
                                                                  ----------

NET LOSS                                                          $      (45)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $    (0.00)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 8,000,000
                                                                  ==========

                 See accompanying notes to financial statements.

                                      F-3
                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
         FOR THE PERIOD FROM APRIL 2, 2012 (INCEPTION) TO APRIL 30, 2012

                                                                                   Deficit
                                                                                 Accumulated
                                           Common Stock           Additional      during the         Total
                                       --------------------        Paid-in       Development      Stockholder's
                                       Shares        Amount        Capital          Stage            Equity
                                       ------        ------        -------          -----            ------

Inception, April 2 2012                     --      $    --       $     --        $     --          $    --

Shares issued for cash at $0.001
 per share                           8,000,000        8,000             --              --            8,000

Net loss for the year ended
April 30, 2012                              --           --             --             (45)             (45)
                                     ---------      -------       --------        --------          -------

Balance, April 30, 2012              8,000,000      $ 8,000       $     --        $    (45)         $ 7,955
                                     =========      =======       ========        ========          =======

                 See accompanying notes to financial statements.

                                      F-4
                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
         FOR THE PERIOD FROM APRIL 2, 2012 (INCEPTION) TO APRIL 30, 2012

                                                             For the period from
                                                                April 2, 2012
                                                               (Inception) to
                                                                April 30, 2012
                                                                --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $    (45)
                                                                   --------

CASH FLOWS USED IN OPERATING ACTIVITIES                                 (45)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  8,000
  Loans from Director                                                   100
                                                                   --------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           8,100
                                                                   --------

NET INCREASE IN CASH                                                  8,055

Cash, beginning of period                                                 0
                                                                   --------

CASH, END OF PERIOD                                                $  8,055
                                                                   ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========

                 See accompanying notes to financial statements.

                                      F-5
                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Pladeo Corp. (the "Company" or "Pladeo") was incorporated  under the laws of the
State of Nevada on April 2, 2012.  We are in the business of  developing  online chat systems for  everybody  to use free off charge.  We want to make our system available for all websites, not only for mex.tl users.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The  accompanying  financial  statements  have been prepared in accordance  with generally accepted accounting principles related to development stage companies.
A  development-stage  company is one in which planned principal  operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial  statements  of the Company have been prepared in accordance  with generally accepted accounting principles in the United States of America and are presented in US dollars and on an April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash  equivalents.  The Company had $8,055 of cash as of April 30, 2012.

Fair Value of Financial Instruments
The Company's  financial  instruments  consist of cash and cash  equivalents and amounts due to shareholder.  The carrying amount of these financial  instruments approximates  fair value due either to length of maturity or interest rates that
approximate   prevailing  market  rates  unless  otherwise  disclosed  in  these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method,  deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.
A valuation  allowance  is provided  for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and liabilities at the date the financial  statements and the reported  amount of revenues and expenses  during the reporting  period.  Actual results could differ from those estimates.

Revenue Recognition
The Company  recognizes  revenue when  products are fully  delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based  compensation  is accounted for at fair value in accordance with ASC
Topic 718. To date,  the Company has not adopted a stock option plan and has not granted any stock options.

                                      F-6
                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income  (loss) per share is  calculated by dividing the Company's net loss applicable  to common  shareholders  by the  weighted  average  number of common shares during the period.  Diluted  earnings per share is calculated by dividing the  Company's  net  income  available  to common  shareholders  by the  diluted weighted  average  number of shares  outstanding  during the year.  The  diluted weighted  average number of shares  outstanding is the basic weighted  number of shares adjusted for any potentially  dilutive debt or equity.  There are no such common stock equivalents outstanding as of April 30, 2012.

Comprehensive Income
The  Company  has which  established  standards  for  reporting  and  display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this  information  on its Statement of  Stockholders'
Equity.  Comprehensive  income  comprises  equity  except those  resulting  from investments by owners and  distributions to owners.  The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Pladeo does not expect the adoption of recently issued accounting pronouncements to have a significant  impact on the Company's results of operations,  financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

On April 2, 2012,  a  shareholder  loaned  $100 to the  Company to open the bank account. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $100 as of April 2, 2012.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 20, 2012, the Company issued  8,000,000 shares of common stock for cash proceeds of $8,000 at $0.001 per share.

There were 8,000,000  shares of common stock issued and  outstanding as of April
30, 2012.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company  neither owns nor leases any real or personal  property.  An officer has provided  office  services  without  charge.  There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business  activities and most likely will become  involved in other business activities in the future.

                                      F-7
                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 6 - INCOME TAXES

As of April 30,  2012,  the Company  had net  operating  loss carry  forwards of approximately  $45 that may be available to reduce future years'  taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and  accordingly,  the Company has recorded a valuation  allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                  April 30, 2012
                                                                  --------------
Federal income tax benefit attributable to:
  Current Operations                                                 $ 15.30
  Less: valuation allowance                                           (15.30)
                                                                     -------
Net provision for Federal income taxes                               $     0
                                                                     =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                  April 30, 2012
                                                                  --------------
Deferred tax asset attributable to:
  Net operating loss carryover                                       $ 15.30
  Less: valuation allowance                                           (15.30)
                                                                     -------
                                                                     $     0
Net deferred tax asset                                               =======

Due to the change in  ownership  provisions  of the Tax Reform Act of 1986,  net operating  loss carry  forwards  of  approximately  $45 for  Federal  income tax reporting  purposes  are  subject  to  annual  limitations.  Should a change  in ownership  occur net operating  loss carry  forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The  accompanying  financial  statements  have been prepared in conformity  with generally accepted accounting principle,  which contemplate  continuation of the
Company as a going concern. However, the Company had no revenues as of April 30,
2012. The Company  currently has limited working capital,  and has not completed its efforts to establish a  stabilized  source of revenues  sufficient  to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent,  for the near future, on additional  investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise  additional funds through the capital markets. In light of management's efforts,  there are no assurances that the  Company  will  be  successful  in this or any of its  endeavors  or  become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent  to April 30,  2012 and to June 19,  2012,  the date these  financial statements  were issued,  and has determined  that it does not have any material subsequent events to disclose in these financial statements.

                                      F-8
                            [Back Page of Prospectus]

                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                                  PLADEO CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2012, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER
A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.
                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                               $    11.46
     Printing Expenses                                  $   100.00
     Accounting Fees and Expenses                       $ 1,100.00
     Auditor Fees and Expenses                          $ 3,500.00
     Legal Fees and Expenses                            $ 3,000.00
     Transfer Agent Fees                                $ 2,300.00
                                                        ----------
     TOTAL                                              $10,011.46
                                                        ==========

(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

According to your bylaws:

a) The Directors shall cause the Corporation to indemnify a Director or former
Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the
Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is
not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

                                      II-1
c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On April 20, 2012, PLADEO CORP. offered and sold 8,000,000 share of common stock to our sole officer and director,
Lisbeth Guerrero, for a purchase price of $0.001 per share, for aggregate offering proceeds of $8,000. PLADEO CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit
Number                       Description of Exhibit
------                       ----------------------
 3.1          Articles of Incorporation of the Registrant
 3.2          Bylaws of the Registrant
 5.1          Opinion re:  Legality and Consent of Counsel
10.1          Agreement with Infospace S. De R.L. De C.V
23.1          Consent of Legal Counsel (contained in exhibit 5.1)
23.2          Consent of Thomas J Harris, CPA

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

                                      II-2
4. For determining liability of the undersigned Registrant under the Securities
Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned
Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned
Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                      II-3
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, NY on July 17, 2012.

                                      PLADEO CORP.

                                      By: /s/ Lisbeth Guerrero
                                         ---------------------------------------
                                      Name:  Lisbeth Guerrero
                                      Title: President
                                             (Principal Executive, Financial and
                                             Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisbeth Guerrero, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration
Statement on Form S-1 of PLADEO CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                             Title                       Date
     ---------                             -----                       ----

/s/ Lisbeth Guerrero
--------------------------    President, Treasurer, Secretary      July 17, 2012
Lisbeth Guerrero              and Director

                                      II-4
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                                  EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
------                       ----------------------

 3.1          Articles of Incorporation of the Registrant
 3.2          Bylaws of the Registrant
 5.1          Opinion re:  Legality and Consent of Counsel
10.1          Agreement with Infospace S. De R.L. De C.V
23.1          Consent of Legal Counsel (contained in exhibit 5.1)
23.2          Consent of Thomas J Harris, CPA